UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: April 4, 2006
(Date of earliest event reported)

OAKRIDGE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Utah	0-8532	87-0287176
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)
4613 Jacksboro Highway
Wichita Falls, Texas 76302
(Address of principal executive offices and zip code)
(940) 322-4772
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On April 4, 2006, Oakridge Energy, Inc. (the “Company”), entered into a Contract to Buy and Sell Real Estate (the “Purchase Agreement”) with Denali Partners, LLC (the “Buyer”) providing for the purchase by the Buyer of 1,965 acres of land that the Company owns on Ewing Mesa adjacent to the City of Durango, Colorado (the “Property”). The closing of the transaction contemplated by the Purchase Agreement is subject to a number of conditions that must be satisfied.
     The purchase price for the Property will be US $40,000,000. The Purchase Agreement provides for an initial earnest money deposit of $2,000,000 and a 60-day inspection and study period for the Buyer to be satisfied with all aspects of the Property, including the overall economic viability of the Buyer’s intended use of the Property, the availability or likelihood of obtaining all approvals and permits required for the Buyer’s intended use of the Property, access to the Property by public roads, title to and zoning of the Property, the availability of all utilities to the Property in adequate capabilities and in appropriate locations and the effect of mineral reservations on the value and utility of the Property. If the Buyer is not satisfied with the results of its investigation at the end of the 60-day period, it can terminate the contract without any further obligation to the Company and the initial earnest money deposit will be returned to the Buyer. If the Buyer elects to go forward with the Purchase Agreement at the end of the inspection period, an additional $2,000,000 earnest money deposit is required and all of the earnest money becomes non-refundable, except under limited circumstances.
     The Purchase Agreement is further conditioned upon the approval of the Company’s shareholders holding a majority of its outstanding shares of common stock at a meeting called for such purpose. Ms. Sandra Pautsky, President of the Company, has agreed to vote all of the shares she owns or has the right to vote (approximately 62% of the total outstanding shares) in favor of the sale of the Property.
Item 8.01 Other Events
     On April 4, 2006, the Company issued a press release relating to the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits.

Exhibit No.	Description

2.1	Contract to Buy and Sell Real Estate, dated as of April 4, 2006, by and among Denali Partners, LLC and Oakridge Energy, Inc.
99.1	Press Release, dated April 4, 2006

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OAKRIDGE ENERGY, INC. (Registrant)
Date: April 7, 2006
By:	/s/ Sandra Pautsky
Sandra Pautsky
President and Principal Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Contract to Buy and Sell Real Estate, dated as of April 4, 2006, by and among Denali Partners, LLC and Oakridge Energy, Inc.
99.1	Press Release, dated April 4, 2006